Exhibit 99.1
Lennox International reports $0.28 EPS for first quarter; reaffirms full-year earnings guidance
     (DALLAS, April 26) — Lennox International Inc. (NYSE:LII) today announced results for the first quarter of 2006. Revenue increased 14%, or 15% when adjusted for foreign exchange, to $800 million with all business segments contributing to the growth. Operating income grew 30% to $35 million. Net income increased 68% to $21 million and diluted earnings per share were $0.28, compared with $0.19 in the year-ago quarter. Adjusted income from continuing operations, as reconciled in the attached reconciliation to U.S. GAAP table, was $19 million or $0.26 per diluted share, compared with $8 million or $0.12 per diluted share in the first quarter of 2005.
     “We’re pleased to report very strong financial results in the first quarter, giving us a solid start to the year,” said Bob Schjerven, chief executive officer. “We are reaffirming our guidance for full-year 2006 diluted earnings per share of $2.00 to $2.10, with revenue growth expected to be in the mid-single digits for all business segments. With the recent sharp escalations in commodities prices, our management team is very focused on realizing sales price increases, cost reductions, and productivity improvements necessary to offset higher material costs.”
     First quarter 2006 results reflect a pre-tax gain of $18 million, which includes $9 million in gains on futures contracts for copper and aluminum that settled in the quarter, as these contracts were marked to dramatically higher market prices for copper and aluminum. The remaining $9 million represents net unrealized gains on open futures contracts and reflect the expectation of higher commodity prices that will be realized when those contracts settle. In addition, pre-tax restructuring expenses of $6 million were incurred in the quarter, relating primarily to the consolidation of the company’s two-step Residential Heating & Cooling operations in South Carolina.
     Cash used in operations was $50 million and the company invested $15 million in capital expenditures, resulting in a free cash outflow of $65 million for the quarter, which was in-line with company expectations. Due to the seasonal nature of its business, the company typically consumes cash in the first half of the year and generates cash in the back half. Total debt as of March 31 was $123 million, down from $309 million a year ago. The company’s debt-to-total capital ratio was 13%, down dramatically from 39% a year ago.
Business segment highlights
     Heating & Cooling: Residential Heating & Cooling had an exceptional quarter with revenue increasing 22% to $416 million and segment profit advancing 30% to $37 million. “Organizational alignment and close cooperation across our business units resulted in a smooth transition to 13 SEER,” Schjerven noted. “We were ready with a comprehensive and competitive range of new products, from entry-level to full-featured, when the new NAECA regulation took effect on the 23rd of January and our new cooling line has been very well received by our customers.”
     Commercial Heating & Cooling sales grew 5% to $133 million and segment profit increased 34% to $6 million this year driven by better performance in the domestic business. Adjusted for foreign exchange, sales were up 11% in North America and flat in Europe. While European performance was stable year-over-year, the company is beginning to see improvement in demand.
     Service Experts: Sales were up 4% to $141 million. Service Experts had a segment loss of $6 million in the first quarter, relatively unchanged from the prior year. Unfavorable heating season weather depressed demand and the resulting price pressure, along with higher fuel prices and more maintenance and less demand service, prevented margin improvement. “Despite the weather-related slow start this year, particularly in January, performance continued to improve as the quarter progressed and Service Experts is on the right track,” Schjerven said.
     Refrigeration: Refrigeration reported a marked improvement over the previous year’s first quarter with revenue rising 12% and segment profit increasing 29% to $11 million. Higher volumes and good cost control of fixed expenses drove the improvement.
Conference Call
     A conference call to discuss the company’s first quarter results will be held on Wednesday, April 26 at 9:30 a.m. (CDT). To listen, please call the conference call line at 612-332-0226 ten minutes prior to the scheduled start time and use reservation number 826424. The number of connections for this call is limited. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
     If you are unable to participate in this conference call, a replay will be available from 3:00 p.m. April 26 through May 3, 2006 by dialing 800-475-6701, access code 826424. This call will also be archived on the company’s web site.
     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties — including the impact of higher raw material prices, our ability to implement price increases for our products and services, the impact of unfavorable weather, a decline in new construction activity on the demand for our products and services, and the potential impact on operations related to implementation of new NAECA efficiency standards — that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see Lennox International’s publicly available filings with the Securities and Exchange Commission. Lennox International disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2006 and 2005
(Unaudited, in millions, except per share data)

	For the
	Three Months Ended
	March 31,
	2006	2005

NET SALES	$799.5	$700.3
COST OF GOODS SOLD	546.1	480.5

Gross Profit	253.4	219.8
OPERATING EXPENSES:
Selling, general and administrative expense	230.1	204.3
(Gains), losses and other expenses, net	(18.1)	(11.5)
Restructurings	6.3	—

Operational income from continuing operations	35.1	27.0
INTEREST EXPENSE, net	0.6	5.5
OTHER EXPENSE, net	1.0	0.1

Income from continuing operations before income taxes	33.5	21.4
PROVISION FOR INCOME TAXES	12.5	7.8

Income from continuing operations	21.0	13.6

DISCONTINUED OPERATIONS:
Loss from operations of discontinued operations	—	1.6
Income tax benefit	—	(0.4)
Loss on disposal of discontinued operations	—	0.1
Income tax benefit	—	(0.2)

Loss from discontinued operations	—	1.1

Net income	$21.0	$12.5

INCOME PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.29	$0.22
Diluted	$0.28	$0.21

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$—	$(0.02)
Diluted	$—	$(0.02)

NET INCOME PER SHARE:
Basic	$0.29	$0.20
Diluted	$0.28	$0.19

AVERAGE SHARES OUTSTANDING:
Basic	71.3	61.5
Diluted	75.4	72.4

CASH DIVIDENDS DECLARED PER SHARE	$0.11	$0.10

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months Ended March 31, 2006 and 2005
(Unaudited, in millions)

	For the
	Three Months Ended
	March 31,
	2006	2005

Net Sales
Residential	$416.4	$342.7
Commercial	132.9	126.2

Heating and Cooling	549.3	468.9
Service Experts	141.0	135.9
Refrigeration	125.8	111.9
Eliminations	(16.6)	(16.4)

	$799.5	$700.3

Segment Profit (Loss) (A)
Residential	$36.8	$28.4
Commercial	5.9	4.4

Heating and Cooling	42.7	32.8
Service Experts	(6.2)	(6.3)
Refrigeration	10.8	8.4
Corporate and other	(24.1)	(19.3)
Eliminations	0.1	(0.1)

Segment Profit	23.3	15.5
Reconciliation to income from continuing operations before income taxes
(Gains), losses and other expenses, net	(18.1)	(11.5)
Restructurings	6.3	—
Interest expense, net	0.6	5.5
Other expense, net	1.0	0.1

	$33.5	$21.4

(A)	Segment profit (loss) is based upon income (loss) from continuing operations before income taxes included in the accompanying consolidated statements of operations excluding Restructurings, (Gains), losses and other expenses, net, Interest expense, net and Other expense, net.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2006 and December 31, 2005
(in millions, except share data)
ASSETS

	March 31,	December 31,
	2006	2005
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$139.8	$213.5
Accounts and notes receivable, net	495.3	508.4
Inventories	342.7	242.4
Deferred income taxes	14.4	20.3
Other assets	74.6	62.6

Total current assets	1,066.8	1,047.2
PROPERTY, PLANT AND EQUIPMENT, net	260.9	255.7
GOODWILL, net	226.4	223.9
DEFERRED INCOME TAXES	72.5	71.9
OTHER ASSETS	141.7	138.9

TOTAL ASSETS	$1,768.3	$1,737.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$3.6	$1.2
Current maturities of long-term debt	11.3	11.3
Accounts payable	339.6	296.8
Accrued expenses	288.2	322.4
Income taxes payable	21.1	24.8

Total current liabilities	663.8	656.5
LONG-TERM DEBT	108.0	108.0
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	15.4	15.1
PENSIONS	80.9	80.8
OTHER LIABILITIES	83.6	82.8

Total liabilities	951.7	943.2

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 75,768,198 shares and 74,671,494 shares issued for 2006 and 2005, respectively	0.7	0.7
Additional paid-in capital	669.9	649.3
Retained earnings	204.1	191.0
Accumulated other comprehensive income	1.0	0.4
Treasury stock, at cost, 4,036,935 shares and 3,635,947 for 2006 and 2005, respectively	(59.1)	(47.0)

Total stockholders’ equity	816.6	794.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,768.3	$1,737.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)

	For the Three Months Ended March 31,
	2006	EPS	2005	EPS
Net income, as reported	$21.0	$0.28	$12.5	$0.19
Loss from discontinued operations	—	—	1.1	0.02

Income from continuing operations	21.0	0.28	13.6	0.21
(Gains), losses and other expenses, net of income tax[1]	(11.4)	(0.15)	(7.4)	(0.11)
Realized gains on settled futures contracts, net of income tax[1]	5.7	0.08	1.3	0.02
Restructuring charge, net of income tax	4.0	0.05	—	—

Adjusted income from continuing operations	$19.3	$0.26	$7.5	$0.12

1(Gains), losses and other expenses, net include the following:

	For the Three Months Ended
	March 31, 2006
	Pre-tax	Tax	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(9.1)	$3.4	$(5.7)
Net unrealized gains on open futures contracts	(9.1)	3.3	(5.8)
Other items, net	0.1	—	0.1

(Gains), losses and other expenses, net	$(18.1)	$6.7	$(11.4)

	For the Three Months Ended
	March 31, 2005
	Pre-tax	Tax	After-tax
	Gain	Provision	Gain
Realized gains on settled futures contracts	$(2.0)	$0.7	$(1.3)
Net unrealized gains on open futures contracts	(9.5)	3.4	(6.1)

(Gains), losses and other expenses, net	$(11.5)	$4.1	$(7.4)

Free Cash Flow

For the Three Months
Ended March 31,
2006
Net cash used in operating activities	$(50.3)
Purchases of property, plant and equipment	(14.9)

Free cash flow	$(65.2)

Operational Working Capital — Continuing Operations

		March 31,		March 31,
		2006		2005
	March 31,	Trailing 12 Mo.	March 31,	Trailing 12 Mo.
	2006	Avg.	2005	Avg.
Accounts and Notes Receivable, Net	$495.3		$449.8
Allowance for Doubtful Accounts	16.2		17.5
Asset Securitization	—		5.0

Accounts and Notes Receivable, Gross	511.5	$536.3	472.3	$500.8

Inventories	342.7		275.8
Excess of current Cost Over Last-in, First-out	57.3	332.9	57.4

Inventories as Adjusted	400.0		333.2	326.7

Accounts Payable	(339.6)	(308.8)	(281.6)	(258.2)

Operational Working Capital (a)	$571.9	$560.4	$523.9	$569.3

Net Sales, Trailing Twelve Months (b)	$3,465.4	$3,465.4	$3,019.0	$3,019.0

Operational Working Cap. Ratio (a/b)	16.5%	16.2%	17.4%	18.9%

     Note: Management uses free cash flow and operational working capital, which are not defined by US GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.